UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 407-9100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.
On April 8, 2009, Image Entertainment, Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to that Agreement and Plan of Merger, dated November 20, 2009, as amended on February 27, 2009 and March 24, 2009, with Nyx Acquisitions, Inc. (“Nyx”) and the Conceived Group (“Merger Sub”), a wholly-owned subsidiary of Nyx (as amended, the “Merger Agreement”).
Pursuant to the terms of the Amendment, in lieu of depositing $1.5 million dollars into a trust account to secure payment of the business interruption fee on April 6, 2009, Nyx is required to pay the Company $1.0 million directly into an account designated by the Company (the “Fifth Payment”), prior to 5:00 p.m. local time on April 10, 2009. The Company has accordingly agreed to extend the closing date of the merger to April 20, 2009.
The $1.0 million payment is in addition to the $2.5 million business interruption fee, $1.0 million of which Nyx released to the Company on March 24, 2009 in connection with the execution of the second amendment to the Merger Agreement, and the $1.5 million balance of which is currently held in trust for the benefit of the Company. Both payments of $1.0 million are not refundable to Nyx and will have no effect on the purchase price under the Merger Agreement, which remains $2.75 per share. Nyx will not receive any capital securities or debt obligation from Image for the payments.
All other provisions of the Merger Agreement remain in place.
The foregoing summary of the Amendment does not purport to be complete and is subject, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Item 8.01. Other Exhibits.
Attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of two press releases issued by the Company on April 7, 2009 and April 9, 2009, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Third Amendment to Agreement and Plan of Merger, dated April 8, 2009.

99.1	Press release, dated April 7, 2009.

99.2	Press release, dated April 9, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.
Dated: April 10, 2009	By:	/s/ MICHAEL B. BAYER
		Name:	Michael B. Bayer
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Third Amendment to Agreement and Plan of Merger, dated April 8, 2009.

99.1	Press release, dated April 7, 2009.

99.2	Press release, dated April 9, 2009.